Exhibit 8.1

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
787 SEVENTH AVENUE	BRUSSELS	NEW YORK
NEW YORK, NY 10019	CHICAGO	SAN FRANCISCO
(212) 839 5300	DALLAS	SHANGHAI
(212) 839 5599 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.
FOUNDED 1866

April 11, 2008

DB Commodity Services LLC,

as Managing Owner of PowerShares DB Commodity

Index Tracking Fund and

DB Commodity Index Tracking Master Fund

c/o DB Commodity Services LLC

60 Wall Street

New York, New York 10005

Re:	PowerShares DB Commodity Index Tracking Fund

DB Commodity Index Tracking Master Fund

Registration Statement on Form S-1

Dear Sir or Madam:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1, to be filed with the SEC on or about April 11, 2008 (the “Registration Statement”) (which also constitutes Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (SEC File No.: 333-125325) and Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (SEC File No.: 333-141631)) of PowerShares DB Commodity Index Tracking Fund (the “Fund”) and DB Commodity Index Tracking Master Fund (the “Master Fund”), each a Delaware statutory trust organized on May 23, 2005.

We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions contained under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus (the “Prospectus”) constituting a part of the Registration Statement that the Fund will not be classified as an association taxable as a corporation for federal income tax purposes and that the Master Fund will be classified as a partnership for federal income tax purposes.

We also advise you that the tax discussion under the captions “The Risks You Face”, paragraphs (22), (23) and (24), “Summary – U.S. Federal Income Tax Considerations,” and “Material U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund and Master Fund.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

APRIL 11, 2008 PAGE 2	NEW YORK

Our opinion represents our best legal judgment with respect to the proper federal income tax treatment of the Fund, Master Fund and United States individual taxpayers investing in the Fund, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

Very truly yours,

/s/ Sidley Austin LLP